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                                                                  EXHIBIT 23.20

                      CONSENT OF DENNIS I. BERNER, C.P.A.

CONSENT OF INDEPENDENT ACCOUNTANTS

I consent to the incorporation by reference in the registration statement of AccuStaff incorporated on Form S-4 of our report dated January 26, 1996, on my audit of the financial statements of Career Enhancement International, Inc. as of December 31, 1995 and for the year then ended included in the Current Report on Form 8-K of AccuStaff Incorporated dated September 16, 1996.

I also consent to the reference to my name under the caption "Experts."

                                          /s/ DENNIS I. BERNER

Winter Park, Florida
September 16, 1996